                                                                     EXHIBIT 4.3


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                               World Color Press, Inc.

                                   $

                     % Convertible Senior Subordinated Notes due 2007






                                 --------------------

                                      INDENTURE

                            Dated as of            , 1997

                                ---------------------





                                       Trustee





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

                                CROSS-REFERENCE TABLE

TRUST INDENTURE                                                       INDENTURE
  ACT Section                                                          SECTION

310(a)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.10; 12.2
  (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.10
  (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
  (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
  (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.8; 7.10;
                                                                     12.2
  (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
311(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.11
  (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.11
  (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
312(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2.5
  (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12.3
  (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12.3
  313(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.6
  (b)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
  (b)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.6;
  (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.6; 12.2
  (d). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.6
314(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4.3; 12.2
  (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
  (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12.4
  (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12.4
  (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
  (d). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
  (e). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11.5
  (f). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
315(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.1(2)
  (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.5; 12.2
  (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.1(1)
  (d). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.1(3)
  (e). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.11
316(a)(last sentence). . . . . . . . . . . . . . . . . . . . . .     2.9
  (a)(1)(A). . . . . . . . . . . . . . . . . . . . . . . . . . .     6.5
  (a)(1)(B). . . . . . . . . . . . . . . . . . . . . . . . . . .     6.4
  (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
  (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.7
  (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9.4

____________________

*   This Cross-Reference Table is not part of the Indenture.

**  N.A. means not applicable.

                                                                            PAGE

317(a)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.8
    (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.9
    (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2.4
318(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12.1

____________________
*    This Cross-Reference Table is not part of the Indenture.

**   N.A. means not applicable.

                                                                            PAGE

                                  TABLE OF CONTENTS

                                      ARTICLE I

                            DEFINITIONS AND INCORPORATION
                                     BY REFERENCE

     Section 1.1    Definitions..............................................  1
     Section 1.2    Other Definitions........................................ 10
     Section 1.3    Incorporation by Reference of Trust Indenture Act........ 10
     Section 1.4    Rules of Construction.................................... 11

                                      ARTICLE II
                                    THE SECURITIES

     Section 2.1    Form and Dating.......................................... 12
     Section 2.2    Execution and Authentication............................. 13
     Section 2.3    Registrar and Paying Agent............................... 13
     Section 2.4    Paying Agent to Hold Assets in Trust..................... 17
     Section 2.5    Holder Lists............................................. 17
     Section 2.6    Transfer and Exchange.................................... 18
     Section 2.7    Replacement Securities................................... 19
     Section 2.8    Outstanding Securities................................... 19
     Section 2.9    Treasury Securities...................................... 20
     Section 2.10   Temporary Securities..................................... 20
     Section 2.11   Cancellation............................................. 20
     Section 2.12   Defaulted Interest....................................... 21

                                     ARTICLE III

                                 OPTIONAL REDEMPTION

     Section 3.1    Notices to Trustee....................................... 21
     Section 3.2    Selection of Securities to be Redeemed................... 21
     Section 3.3    Notice of Redemption..................................... 22
     Section 3.4    Effect of Notice of Redemption........................... 23
     Section 3.5    Deposit of Redemption Price.............................. 24
     Section 3.6    Securities Redeemed in Part.............................. 24
     Section 3.7    Optional Redemption...................................... 25
     Section 3.8    No Sinking Fund.......................................... 25
     Section 3.9    Conversion Arrangement on Call for Redemption............ 25
     Section 3.10   Redemption at Option of Holders.......................... 26

                                                                            PAGE

                                      ARTICLE IV

                                      COVENANTS

     Section 4.1    Payment of Securities.................................... 34
     Section 4.2    Maintenance of Office or Agency.......................... 35
     Section 4.3    Waiver of Stay, Extension and Usury Laws................. 35
     Section 4.4    Corporate Existence...................................... 36
     Section 4.5    Limitation on Other Subordinated Indebtedness............ 36
     Section 4.6    SEC Reports; Financial Statements........................ 36
     Section 4.7    Compliance Certificate; Notice of Default................ 37

                                      ARTICLE V
                                      SUCCESSORS

     Section 5.1    Merger, Consolidation, or Sale of Assets................. 38
     Section 5.2    Opinion of Counsel to Trustee; Officers' Certificate......38
     Section 5.3    Successor Corporation Substituted........................ 39

                                      ARTICLE VI
                                DEFAULTS AND REMEDIES

     Section 6.1    Events of Default........................................ 39
     Section 6.2    Acceleration............................................. 41
     Section 6.3    Other Remedies........................................... 43
     Section 6.4    Waiver Of Past Defaults.................................. 43
     Section 6.5    Control By Majority...................................... 44
     Section 6.6    Limitations On Suits..................................... 44
     Section 6.7    Rights Of Holders To Receive Payment..................... 45
     Section 6.8    Collection Suit By Trustee............................... 45
     Section 6.9    Trustee May File Proofs Of Claim......................... 45
     Section 6.10   Priorities............................................... 46
     Section 6.11   Undertaking For Costs.................................... 46

                                     ARTICLE VII
                                       TRUSTEE

     Section 7.1    Duties of Trustee........................................ 47
     Section 7.2    Rights of Trustee........................................ 49
     Section 7.3    Individual Rights of Trustee............................. 49
     Section 7.4    Trustee's Disclaimer..................................... 50
     Section 7.5    Notice of Default........................................ 50
     Section 7.6    Reports by Trustee to Holders............................ 50
     Section 7.7    Compensation and Indemnity............................... 51

                                                                            PAGE

     Section 7.8    Replacement of Trustee................................... 52
     Section 7.9    Successor Trustee by Merger, Etc......................... 53
     Section 7.10   Eligibility; Disqualification............................ 53
     Section 7.11   Preferential Collection of Claims against Company........ 54

                                     ARTICLE VIII

                                DISCHARGE OF INDENTURE

     Section 8.1    Termination of Company's Obligations..................... 54
     Section 8.2    Application of Trust Asset............................... 56
     Section 8.3    Repayment to Company..................................... 56
     Section 8.4    Reinstatement............................................ 57

                                      ARTICLE IX

                         AMENDMENTS, SUPPLEMENTS AND WAIVERS

     Section 9.1    Supplemental Indentures Without Consent of Holders....... 58
     Section 9.2    Amendments, Supplemental Indentures and Waivers
                    with Consent of Holders.................................. 59
     Section 9.3    Compliance with TIA...................................... 60
     Section 9.4    Revocation and Effect of Consents........................ 60
     Section 9.5    Notation on or Exchange of Securities.................... 61
     Section 9.6    Trustee to Sign Amendments, Etc.......................... 61

                                      ARTICLE X

                                    SUBORDINATION

     Section 10.1   Securities Subordinated to Senior Indebtedness........... 62
     Section 10.2   No Payment on Securities in Certain Circumstances........ 62
     Section 10.3   Securities Subordinated to Prior Payment of All
                    Senior Indebtedness on Dissolution, Liquidation or
                     Reorganization of Company............................... 64
     Section 10.4   Holders to Be Subrogated to Rights of Holders of
                    Senior Indebtedness...................................... 66
     Section 10.5   Obligations of the Company Unconditional................. 67
     Section 10.6   Trustee Entitled to Assume Payments Not Prohibited in
                    Absence of Notice........................................ 68

                                                                            PAGE

     Section 10.7   Subordination Rights Not Impaired by Acts or Omissions of
                    Company or Holders of Senior Indebtedness................ 68
     Section 10.8   Holders Authorize Trustee to Effectuate Subordination of
                    Securities............................................... 69
     Section 10.9   Right of Trustee to Hold Senior Indebtedness............. 70
     Section 10.10  Article Ten Not to Prevent Events of Default............. 70
     Section 10.11  No Fiduciary Duty of Trustee to Holders of Senior
                    Indebtedness............................................. 70

                                      ARTICLE XI
                               CONVERSION OF SECURITIES

     Section 11.1   Right to Convert......................................... 71
     Section 11.2 Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends... 72
     Section 11.3   Cash Payments in Lieu of Fractional Shares. ............. 74
     Section 11.4   Conversion Rate.......................................... 75
     Section 11.5   Adjustment of Conversion Rate............................ 75
     Section 11.6   Effect of Reclassification, Consolidation, Merger or
                    Sale..................................................... 86
     Section 11.7   Taxes on Shares Issued................................... 87
     Section 11.8 Reservation of Shares; Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock.. 88
     Section 11.9   Responsibility of Trustee................................ 89
     Section 11.10  Notice to Holders Prior to Certain Actions. ............. 90

                                     ARTICLE XII

                                    MISCELLANEOUS

     Section 12.1   Trust Indenture Act Controls............................. 91
     Section 12.2   Notices.................................................. 91
     Section 12.3   Communication by Holders With Other Holders.............. 92
     Section 12.4   Certificate and Opinion as to Conditions Precedent....... 93
     Section 12.5   Statements Required in Certificate or Opinion............ 93
     Section 12.6   Rules by Trustee and Agents.............................. 94
     Section 12.7   Legal Holidays........................................... 94
     Section 12.8   No Recourse Against Others............................... 94

                                                                            PAGE

     Section 12.9   Governing Law............................................ 94
     Section 12.10  No Adverse Interpretation of Other Agreements............ 95
     Section 12.11  Successors............................................... 95
     Section 12.12  Severability............................................. 95
     Section 12.13  Counterpart originals.................................... 95
     Section 12.14  Trustee as Paying Agent and Registrar.................... 95
     Section 12.15  Table of Contents, Headings, Etc......................... 96

SIGNATURES................................................................... 97

EXHIBIT A....................................................................A-1

          INDENTURE, dated as of          , 1997, among World Color Press, Inc.,
a Delaware corporation, and State Street Bank and Trust Company (the "Trustee").

          Each party agrees as follows for the benefit of the other party and
for the equal and ratable benefit of the Holders (as defined below) of      %
Convertible Senior Subordinated Notes due 2007 (the "Securities") issued by the Company (as defined below):

                                      ARTICLE I

                            DEFINITIONS AND INCORPORATION
                                     BY REFERENCE

Section 1.1    DEFINITIONS.

          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. A Person shall be deemed to "control" (including the correlative meanings, the terms "controlling," "controlled by," and "under common control with") another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting securities, by agreement or otherwise.

          "AGENT" means any Registrar or Paying Agent.

          "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "BOARD OF DIRECTORS" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

          "BOARD RESOLUTION" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

          "BUSINESS DAY" means any day other than a Legal Holiday.

          "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of liability in respect of a capital lease which would at such time be required to be capitalized on the balance sheet in accordance with GAAP.

          "CAPITAL STOCK" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

          "CASH EQUIVALENTS" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or a commercial bank organized under the laws of any other country that is a member of the OECD and having total assets in excess of $500,000,000 with a maturity date not more than one year from the date of acquisition, (iii) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition and (v) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (iv) above.

          "COMMON STOCK" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 11.6, however, shares issuable on conversion of Securities shall include only shares of the class designated as common stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; PROVIDED, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

          "COMPANY" means (i) World Color Press, Inc., a Delaware corporation, and (ii) any successor of World Color Press, Inc. pursuant to Article Five hereof.

          "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at either of the addresses of the Trustee specified in Section 12.2 or such other address as the Trustee may give notice to the Company.

          "CREDIT AGENT" means the agent or representative of the lenders under the Credit Agreement.

          "CREDIT AGREEMENT" means the Company's Second Amended and Restated Credit Agreement, dated as of June 6, 1996, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, supplemented, renewed, refunded, refinanced, restructured or replaced from time to time (including without limitation, any extension of maturity thereof, or the inclusion of additional borrowers or guarantors thereunder).

          "CURRENCY AGREEMENT" means the obligations of any Person pursuant to any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

          "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          "DEFAULT" means any event, act or condition that is or, after notice or the passage of time or both, would be an Event of Default.

          "DEPOSITARY" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.3 as the Depositary with respect to such Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

          "DESIGNATED SENIOR DEBT" means (i) the Senior Bank Debt and (ii)any other Senior Indebtedness permitted hereunder having a principal amount of at least $30.0 million that is designated as "Designated Senior Debt" by written notice from the Company to the Trustee.

          "DTC" means The Depositary Trust Company-

          "EQUITY INTERESTS" means Capital Stock, warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable for, Capital Stock).

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "FASB" means the Financial Accounting Standards Board.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board ("FASB") or in such other statements by such other entity as approved by a significant segment of the accounting profession which are in effect in the United States as of the time when and for the period as to which such accounting principles are to be applied; PROVIDED, HOWEVER, that for purposes of determining compliance with the covenants in this Indenture "GAAP" means such generally accepted accounting principles as adopted by the Company on the Issue Date, and shall exclude the effects, if any, of the adoption and continuing implementation of Statements 106, 109 and 112 of FASB.

          "GECC LEASE" means the Participation Agreement, dated as of April 30, 1990, by and among World Color Press, Inc., as lessee, General Electric Capital Corporation, as owner participant, and The Connecticut National Bank, as owner trustee, and all other agreements entered into in connection therewith, each, as amended from time to time.

          "GLOBAL NOTE" means any Security evidenced in global form.

          "INDEBTEDNESS" means, with respect to any Person, any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement obligations with respect thereto) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to financing leases), if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP (except that any such balance that constitutes a trade payable and/or an accrued liability arising in the ordinary course of business shall not be considered Indebtedness), and shall also include, to the extent not otherwise included, any Capital Lease Obligations, the maximum fixed repurchase price of any Redeemable Stock, indebtedness secured by a Lien to which the property or assets owned or held by such Person is subject, whether or not the obligations secured thereby shall have been assumed, guarantees of items that would be included within this definition to the extent of such guarantees (exclusive of whether such items would appear upon such balance sheet), net liabilities in respect of Currency Agreements and Interest Rate Agreements. For purposes of the preceding sentence, the maximum fixed repurchase price of any Redeemable Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, provided that if such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock. The amount of Indebtedness of any Person at any date shall be without duplication (i) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such contingent obligations at such date and (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured.

          "INDENTURE" means this Indenture as amended or supplemented from time to time in accordance with the terms hereof.

          "INTEREST PAYMENT DATE" has the meaning assigned to such terms in paragraph 1 of the Securities.

          "INTEREST RATE AGREEMENTS" means the obligations of any Person pursuant to any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates.

          "ISSUE DATE" means the date of first issuance of the Securities hereunder.

          "ISSUE PRICE" means with respect to any Security (or any portion thereof) _______ % of the principal amount at maturity of such Security (or such portion thereof).

          "LIEN" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give any security interest in and any filing or other agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "MATURITY DATE" means, with respect to any Security, the date on which the principal of (and premium, if any) and interest on such Security become due and payable as therein or herein provided, whether at Stated

Maturity, or by declaration of acceleration, call for redemption or otherwise.

          "NOTEHOLDER" OR "HOLDER" means a Person in whose name a Security is registered. The Noteholder or Holder of a Security will be treated as the owner of such Security for all purposes.

          "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "OECD" means the Organization for Economic Cooperation and Development.

          "OFFICERS" means the Chief Executive officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller or the Secretary of the Company.

          "OFFICERS' CERTIFICATE" means a certificate signed by two Officers, one of whom must be the Company's Chief Executive Officer, Chief Financial Officer or the Controller.

          "OPINION OF COUNSEL" means a written opinion prepared in accordance with Section 12.5 hereof, from legal counsel who is reasonably acceptable to the Trustee. Except as specified in Section 8.1(d), the counsel may be an employee of or counsel to the Company or the Trustee.

          "PERSON" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

          "REDEEMABLE STOCK" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable before the stated maturity of the Securities), or upon the happening of any event, matures or is mandatorily redeemable, in whole or in part, prior to the stated maturity of the Securities, or is, by its terms or upon the happening of any event, redeemable at the option of the holder thereof, in whole or in part, at any time prior to the stated maturity of the Securities, except for Equity Interests of the Company issued to present and former members of management of the Company and its Subsidiaries pursuant to agreements in effect on the Issue Date and Equity Interests of the Company issued after the Issue Date to members of management of the Company and its Subsidiaries pursuant to agreements containing provisions for the repurchase of such Equity Interests upon death, disability or termination of employment of such persons which are substantially identical to those contained in the agreements in effect on the Issue Date.

          "REDEMPTION DATE," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraph 5 in the Form of Security.

          "REDEMPTION PRICE," with respect to any Security, means the applicable Redemption Price as set forth in such Security.

          "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES" OR "NOTES" means the Securities described above issued under this Indenture.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SECURITY CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

          "SENIOR BANK DEBT" means Indebtedness and all other monetary obligations of every nature outstanding under the Credit Agreement including letters of credit and reimbursement obligations in respect thereof and letters of credit and reimbursement obligations in respect of letters of credit issued by lenders party to the Credit Agreement.

          "SENIOR INDEBTEDNESS" means (i) the Senior Bank Debt, (ii) all obligations of the Company under the GECC Lease and (iii) any other Indebtedness permitted to be incurred pursuant to the terms hereof, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities. Notwithstanding anything to the contrary in the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of the Company, (ii) Indebtedness that is represented by Redeemable Stock, (iii) any liability for federal, state, local or other taxes owed or owing by the Company, (iv) Indebtedness of the Company to any Subsidiary or any other Affiliate of the Company, (v) trade payables, (vi) Indebtedness that is incurred in violation of the Indenture governing the Company's 91/8% Senior Subordinated Notes and (vii) the Company's 91/8% Senior Subordinated Notes due 2003.

          "STATED MATURITY" means, when used with respect to any Security or installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

          "SUBSIDIARY" of any Person means any equity of which shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body of such entity are owned by such Person directly and/or through one or more Subsidiaries.

          "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb).

          "TRUSTEE" means State Street Bank and Trust Company until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "TRUST OFFICER" means any officer or assistant officer of the Trustee assigned by the Trustee to administer this Indenture.

          "U.S. GOVERNMENT OBLIGATIONS" means direct noncallable obligations of or guaranteed by the United States of America.

          "U.S. LEGAL TENDER" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

Section 1.2    OTHER DEFINITIONS.

                                                       DEFINED
     TERM                                              IN SECTION

     "beneficial owner". . . . . . . . . . . . . . . . 3.10(c)
     "Closing Price" . . . . . . . . . . . . . . . . . 11.5(g)
     "Change in Control. . . . . . . . . . . . . . . . 3.10(c)
     "Company Notice . . . . . . . . . . . . . . . . . 3.10(b)
     "Conversion Rate" . . . . . . . . . . . . . . . . 11.4
     "Current Market Price". . . . . . . . . . . . . . 11.5(g)
     "Distributed Securities". . . . . . . . . . . . . 11.5(d)
     "Expiration Time" . . . . . . . . . . . . . . . . 11.5(f)
     "fair market value" . . . . . . . . . . . . . . . 11.5(g)
     "Legal Holiday" . . . . . . . . . . . . . . . . . 12.7
     "Paying Agent". . . . . . . . . . . . . . . . . . 2.3
     "Payment Blockage Period" . . . . . . . . . . . . 10.2(a)
     "Purchased Shares". . . . . . . . . . . . . . . . 11.5(f)
     "Record Date" . . . . . . . . . . . . . . . . . . 11.5(g)
     "Registrar" . . . . . . . . . . . . . . . . . . . 2.3
     "Repurchase Date" . . . . . . . . . . . . . . . . 3.10(a)
     "Repurchase Price". . . . . . . . . . . . . . . . 3.10(a)
     "Surviving Entity". . . . . . . . . . . . . . . . 5.1
     "Trading Day" . . . . . . . . . . . . . . . . . . 11.5(g)
     "Trigger Event" . . . . . . . . . . . . . . . . . 11.5(h)


Section 1.3    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "INDENTURE SECURITIES" means the Securities and/or the Notes;

          "INDENTURE SECURITY HOLDER" means a Holder;

          "INDENTURE TO BE QUALIFIED" means this Indenture;

          "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee;

          "OBLIGOR" on the Securities means the Company, any other obligor upon the Securities or any successor obligor upon the Securities.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.4    RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular; and

          (5)  provisions apply to successive events and transactions.

          (6) references to "Sections" are to Sections of this Indenture unless otherwise indicated.

                                      ARTICLE II

                                    THE SECURITIES

Section 2.1    FORM AND DATING.

          The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, which is a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication. The Securities shall be in denominations of $1,000 and integral multiples thereof.

          The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Any Security in global form shall represent such of the outstanding Securities as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be increased or reduced to reflect transfers or exchanges permitted hereby. Any endorsement of a Security in global form to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee or the Security Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Securities in accordance with this Indenture.

          Payment of principal amount at maturity, Issue Price, Redemption Price, Repurchase Price and interest on any Security in global form shall be made to the holder of such Security.

Section 2.2    EXECUTION AND AUTHENTICATION.

          Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities and may be in facsimile form.

          If an Officer whose signature is on a Security at the time of such execution no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid and the Company shall nevertheless be bound by the terms of the Securities and this Indenture.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate Securities for original issue up to the aggregate principal amount stated in paragraph 4 of the Securities, upon a written order of the Company signed by an Officer to a Trust Officer of the Trustee. The aggregate principal amount of Securities outstanding at any time may not exceed such amount except as provided in Section 2.7 hereof.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company or any of their respective Subsidiaries.

          Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

Section 2.3    REGISTRAR AND PAYING AGENT.

          (a) The Company shall maintain an office or agency, where Securities may be presented for registra tion of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities may be served. The Company may act as its own Registrar or Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Registrar" includes any Co-Registrar and the term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and the Trustee hereby initially agrees so to act.

          The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

          (b) So long as the Securities are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all Securities that are so eligible may be represented by one or more Securities in global form (a "Global Note") registered in the name of the Depositary or the nominee of the Depositary, except as otherwise specified below. The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with this Indenture and the procedures of the Depositary therefor.

          Transfers of interests in the Securities between any Global Note and any other Security will be made in accordance with the standing instructions and procedures of the Depositary and its participants. The Trustee shall make appropriate endorsements to reflect increases or decreases in the principal amounts of such Global Notes as set forth on the face of the Security ("Principal Amount") to reflect any such transfers.

          Except as provided below, beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be enti tled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Securities in global form.

          (c) Any Security in global form may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian, the Depositary or by the New York Stock Exchange, Inc. in order for the Securities to be tradeable on the New York Stock Exchange or as may be required for the Securities to be tradeable on any other market developed for trading of such securities or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Securities may be listed or traded or to conform with any usage with respect thereto, or to indicated any special limitations or restrictions to which any particular Securities are subject.

          (d) As used in Sections 2.3(d), the term "transfer" encompasses any sale, pledge, transfer or other disposition whatsoever of any Security.

          Notwithstanding any other provisions of this Indenture (other than the provisions set forth in the second paragraph of Section 2.3(b) and in this
Section 2.3(d)), a Security in global form may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints DTC to act as Depositary with respect to the Securities in global form. Initially, any Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Custodian for Cede & Co.

          If (i) the Company notifies the Trustee in writing that the DTC is no longer willing or able to continue as Depositary and the Company is unable to locate a qualified successor with respect to such Security within ninety (90) days, or
(ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Securities in definitive form under the Indenture, then, upon surrender by DTC of the Global Notes, certificated Securities will be issued to each person that DTC identifies as the beneficial owner of the Securities represented by the Global Notes. In addition, any person having a beneficial interest in a Global Note may, upon request to the Trustee, exchange such beneficial interests for Securities in the form of certificated Securities. Upon any such issuance, the Trustee is required to register such certificated Securities in the name of such person or persons (or the nominee of any thereof), and to cause the same to be delivered thereto.

          If a Security in certificated form is issued in exchange for any portion of a Global Note after the close of business at the office or agency where such exchange occurs on any record date and before the opening of business at such office or agency on the next succeeding interest payment date, interest will not be payable on such interest payment date in respect of such Security, but will be payable on such interest payment date, subject to the provisions of this Indenture, only to the person to whom interest in respect of such portion of such Global Note is payable in accordance with the provisions of this Indenture.

          At such time as all interests in a Security in global form have been redeemed, converted, canceled, exchanged for Securities in certificated form, or transferred to a transferee who receives Securities in certificated form thereof, such Security in global form shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Securities in certificated form, redeemed, converted, repurchased or canceled, or transferred to a transferee who receives Securities in certificated form therefor or any Security in certificated form is exchanged or transferred for part of a Security in global form, the principal amount at maturity of such Security in global form shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately re duced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

          Neither the Company nor the Trustee shall be liable for any delay of the Depositary or any participant or indirect participant therein in identifying the beneficial owners of the Securities, and the Company and the Trustee may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts of the Securities to be issued).

Section 2.4    PAYING AGENT TO HOLD ASSETS IN TRUST.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee in writing of any Default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed.
Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for such assets.

Section 2.5    HOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and, at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the Company shall otherwise comply with TIA Section 312(a).

Section 2.6    TRANSFER AND EXCHANGE.

          When Securities are presented to a Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; PROVIDED, HOWEVER, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2, 2.10, 3.6, 3.10(b)(5) or 9.5). The Registrar shall not be required to register the transfer of or exchange of (a) any Security selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part, (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing, or (c) any Security or a portion thereof surrendered for conversion pursuant to Article Eleven hereof.

Section 2.7    REPLACEMENT SECURITIES.

          If any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon the written order of the Company signed by an Officer, shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security.

          Every replacement Security is an additional obligation of the Company and shall be entitled to all benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

Section 2.8    OUTSTANDING SECURITIES.

          Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security except as provided in Section 2.9.

          If a Security is replaced pursuant to Section 2.7 hereof (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the re-placed Security is held by a BONA FIDE purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.

          If on the Maturity Date the Paying Agent (other than the Company, a Subsidiary of the Company or any Affiliate thereof) holds U.S. Legal Tender or U.S. Government obligations sufficient to pay all of the princi pal and interest due on the Securities payable on that date and payment of the Securities called for redemption is not otherwise prohibited, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

Section 2.9    TREASURY SECURITIES.

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Affiliate of the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or, consent, only Securities which a Trustee knows are so owned shall be so disregarded.

Section 2.10   TEMPORARY SECURITIES.

          Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon a written order of the Company signed by an Officer and delivered or caused to be delivered to a Trust Officer. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

Section 2.11   CANCELLATION.

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for redemption, conversion or registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or Paying Agent (other than the Company or an Affiliate of the Company) and no one else shall cancel all Securities surrendered for redemption, conversion, registration of transfer, exchange, payment, replacement or cancellation.

  Subject to Section 2.7, the Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

Section 2.12   DEFAULTED INTEREST.

          If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, (to the extent lawful) interest on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day, in each case at the rate provided in the Securities and in Section 4.1 hereof. At least 15 days before the subsequent special record date, the Company shall mail to each Holder with a copy to the Trustee a notice that states the special record date, the related payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid.


                                     ARTICLE III

                                 OPTIONAL REDEMPTION

Section 3.1    NOTICES TO TRUSTEE.

          If the Company elects to redeem Securities pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a Redemption Date, an Officers' Certificate setting forth that such redemption shall occur pursuant to Section
3.7 hereof and setting forth the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price.

Section 3.2    SELECTION OF SECURITIES TO BE REDEEMED.

          If less than all of the Securities are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall select the Securities to be redeemed PRO RATA or by lot or by such other method as the Trustee shall determine to be fair and appropriate and in such manner as complies with any applicable legal and stock exchange requirements.

          The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 3.3    NOTICE OF REDEMPTION.

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to the Trustee and each Holder whose Securities are to be redeemed at the last address for such Holder shown on the registry books. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

               (a) the Redemption Date;

               (b) the Redemption Price, including the amount of accrued and unpaid interest to be paid upon such redemption;

               (c) the name, address and telephone number of the Paying Agent;

               (d) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

               (e) that, unless the Company defaults in its obligation to deposit U.S. Legal Tender with the Paying Agent in accordance with Section
     3.5 hereof, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

               (f) if any Security is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

               (g) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

               (h) the CUSIP number of the Securities to be redeemed; and

               (i) that the notice is being sent pursuant to this Section 3.3 and pursuant to the optional redemption provisions of Paragraph 5 of the Securities.

Section 3.4    EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed in accordance with Section 3.3, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price together with accrued and unpaid interest. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price plus interest, if any, accrued and unpaid on the Redemption Date; PROVIDED, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

Section 3.5    DEPOSIT OF REDEMPTION PRICE.

          At least one Business Day prior to the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) U.S. Legal Tender sufficient to pay the Redemption Price of, and accrued and unpaid interest on, all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited in excess of the amounts necessary to pay the Redemption Price and accrued interest on all Securities to be redeemed.

          If the Company complies with the preceding paragraph and payment of the Securities called for redemption is not prohibited, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Security.

Section 3.6    SECURITIES REDEEMED IN PART.

          Upon surrender of a Security that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.7    OPTIONAL REDEMPTION.

          The Company may not redeem the Securities prior to _____ _, 2000. Thereafter, the Company may, at its option, upon notice as set forth in Section 3.3, redeem all or any of the Securities, in whole or in part at any time, at the applicable Redemption Price specified in the form of Security attached as Exhibit A set forth therein in Paragraph 5 thereof, in each case together with accrued interest to and including the date fixed for redemption; PROVIDED, that on or after _____, 2000 and prior to ______, 2002, the Securities will not be redeemable pursuant to this Section 3.7 unless the Closing Price of the Common Stock for twenty Trading Days within a period of thirty consecutive Trading Days ending within five Trading Days prior to the mailing of the notice of redemption under Section 3.3 shall have exceeded $____ per share (subject to adjustment upon the occurrence of certain events set forth in Section 11.5 hereof); and PROVIDED, FURTHER, that any semi-annual payment of interest becoming due on the date fixed for redemption shall be payable to the holders of record on the relevant record date of the Securities being redeemed. Notwithstanding the foregoing, the Company may not redeem any Securities unless all accrued and unpaid interest has been paid on all outstanding Securities for all interest periods terminating on or prior to the last interest payment date before the date of redemption.

Section 3.8    NO SINKING FUND.

          The Securities shall not be entitled to the benefit of any sinking fund.

Section 3.9    CONVERSION ARRANGEMENT ON CALL FOR REDEMP              TION.

     In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Trustee in trust for the Noteholders, on or before the close of business on the date fixed for redemption, an amount not less than the applicable Redemption Price, together with interest accrued to the date fixed for redemption, of such Securities. Notwithstanding anything to the contrary contained in this Article Three, the obligation of the Company to pay the Redemption Price of such Securities, together with interest accrued to the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the date fixed for redemption, any Securities not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article Eleven) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption, subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers to which the Trustee has not consented in writing, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

Section 3.10   REDEMPTION AT OPTION OF HOLDERS.

          (a) RIGHT TO REQUIRE REPURCHASE. In the event that a Change in Control (as hereinafter defined) shall occur, then each Holder shall have the right, at the Holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Securities, or any portion of the principal amount thereof that is equal to U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof, on the date (the "Repurchase Date") that is 45 days after the date of the Company Notice (as defined in paragraph (b) below) at a purchase price equal to 100% of the principal amount of the Securities to be repurchased (the "Repurchase Price") together with interest accrued to the Repurchase Date; PROVIDED, HOWEVER, that installments of interest on Securities whose Stated Maturity is on or prior to the Repurchase Date shall be payable to the Holders of such Securities registered as such on the relevant Record Date according to their terms and the provisions of Section 4.1. Such right to require the repurchase of the Securities shall not continue after a discharge of the Company from its obligations with respect to the Securities in accordance with Article Eight, unless a Change in Control shall have occurred prior to such discharge. At the option of the Company, the Repurchase Price may be paid in cash or, except as otherwise provided in paragraph (b)(7) below, by delivery of shares of Common Stock having a fair market value equal to the Repurchase Price; PROVIDED that payment may not be made in Common Stock unless at the time of payment such stock is listed on a national securities exchange or quoted on the Nasdaq National Market. For purposes of this Section, the fair market value of shares of Common Stock shall be determined by the Company and shall be equal to 95% of the average of the Closing Price of the Common Stock for the five consecutive Trading Days ending on and including the third Trading Day immediately preceding the Repurchase Date. Whenever in this Indenture there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Security to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Indenture shall not be construed as excluding the Repurchase Price in those provisions of this Indenture when such express mention is not made.

          (b)  NOTICES; METHOD OF EXERCISING REPURCHASE RIGHT, ETC.

          (1) Unless the Company shall have theretofore called for redemption all of the Securities, on or before the 30th day after the occurrence of a Change in Control, the Company or, at the request and expense of the Company, the Trustee, shall give to all Holders of Securities, in the manner provided in
Section 12.2, notice (the

"Company Notice") of the occurrence of the Change in Control and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee.

          Each notice of a repurchase right shall state:

               (i)    the Repurchase Date,

               (ii)   the date by which the repurchase right must be exercised,

               (iii)  the Repurchase Price,

               (iv) a description of the procedure which a Holder must follow to exercise a repurchase right, and the place or places where such Securities are to be surrendered for payment of the Repurchase Price and accrued interest, if any,

               (v) that on the Repurchase Date the Repurchase Price, and accrued interest, if any, will become due and payable upon each such Security designated by the Holder to be repurchased, and that interest thereon shall cease to accrue on and after said date,

               (vi) the Conversion Rate then in effect, the date on which the right to convert the principal amount of the Securities to be repurchased will terminate and the place or places where such Securities may be surrendered for conversion, and

               (vii) the place or places that the certificate required by the form of Security in Exhibit A to the Indenture shall be delivered, and the form of such certificate.

          In addition, at lease two Business Days preceding the Repurchase Date, the Company shall give to all Holders of the Securities, in the manner provided in Section 12.2 notice specifying whether the Repurchase Price will be payable in cash or Common Stock and shall deliver a copy of such notice to the Trustee.

          No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Securities.

          If any of the foregoing provisions or other provisions of this Section
3.10 are inconsistent with applicable law, such law shall govern.

          (2) To exercise a repurchase right, a Holder shall deliver to the Trustee or any Paying Agent on or before the 30th day after the date of the Company Notice (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Securities to be repurchased (and, if any Security is to repurchased in part, the serial number thereof, the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby, and, in the event that the Repurchase Price shall be paid in Common Stock, the name or names (with addresses) in which the certificate or certificates for Common Stock shall be issued, and (ii) the Securities with respect to which the repurchase right is being exercised. Such written notice shall be irrevocable, except that the right of the Holder to convert the Securities with respect to which the repurchase right is being exercised shall continue until the close of business on the Repurchase Date.

          (3) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Trustee or the Paying Agent the Repurchase Price in cash or Common Stock, as provided above, for payment to the Holder on the Repurchase Date or, if Common Stock are to be paid, as promptly after the Repurchase Date as practicable, together with accrued and unpaid interest to the Repurchase

Date payable with respect to the Securities as to which the purchase right has been exercised; PROVIDED, HOWEVER, that installments of interest that mature on or prior to the Repurchase Date shall be payable in cash, in the case of Securities, to the Holders of such Securities, registered as such at the close of business on the relevant record date, in each case according to the terms and provisions of Article Two.

          (4) If any Security (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Security (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate of [ ]% per annum, and each Security shall remain convertible into Common Stock until the principal of such Security (or portion thereof, as the case may be) shall have been paid or duly provided for.

          (5) Any Security which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

          (6) Any issuance of Common Stock in respect of the Repurchase Price shall be deemed to have been effected immediately prior to the close of business on the Repurchase Date and the Person or Persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such repurchase shall be deemed to have become on the Repurchase Date the holder or holders of record of the shares represented thereby; PROVIDED, HOWEVER, that any surrender for repurchase on a date when the stock transfer books of the Company shall be closed shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued as the recordholder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any Common Stock issued upon repurchase of any Security declared prior to the Repurchase Date.

          (7) No fraction of shares shall be issued upon repurchase of Securities. If more than one Security shall be repurchased from the same Holder and the Repurchase Price shall be payable in Common Stock, the number of full shares which shall be issuable upon such repurchased shall be computed on the basis of the aggregate principal amount of the Securities so repurchased. Instead of any fractional share of Common Stock which would otherwise be issuable on the repurchase of any Security or Securities, the Company will deliver to the applicable Holder its check for the current market value of such fractional share. The current market value of a fraction of a share is determined by multiplying the current market price of a full share by the fraction, and rounding the result to the nearest cent. For purposes of this
Section 3.10(b)(7), the current market price of shares of Common Stock shall be determined by the Company and shall be equal to 95% of the average of the Closing Price of the Common Stock for the five consecutive Trading Days ending on and including the third Trading Day immediately preceding the Repurchase Date.

          (8) Any issuance and delivery of certificates for Common Stock on repurchase of Securities shall be made without charge to the Holder of Securities being repurchased for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the securities represented thereby; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or duty which may be payable in respect of (i) income of the Holder or (ii) any transfer involved in the issuance of delivery of certificates for Common Stock in a name other than that of the Holder of the Securities being repurchased, and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.

          (9) If any Common Stock to be issued upon repurchase of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon repurchase, the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be; PROVIDED, HOWEVER, that nothing in this Section shall be deemed to affect in any way the obligations of the Company to repurchase Securities as provided in this Section 3.10 and if such registration is not completed or does not become effective or such approval is not obtained prior to the Repurchase Date, the Repurchase Price shall be paid in cash.

          (10) The Company covenants that all Common Stock which may be issued upon repurchase of Securities will upon issue be duly and validly issued and fully paid and nonassessable.

          (c)  CERTAIN DEFINITIONS.  For purposes of this Section 3.10:

          (1) the term "beneficial owner" shall be determined in accordance with Rule 13d-3, as in effect on the date of the original execution of this Indenture, promulgated by the Commission pursuant to the Exchange Act;

          (2) a "Change in Control" shall be deemed to have occurred at the time, after the original issuance of the Securities, of:

               (i) the acquisition by any Person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors (any shares of voting stock of which such person or group is the beneficial owner that are not then outstanding being deemed outstanding for purposes of calculating such percentage) other than any such acquisition by the Company, any Subsidiary of the Company or any employee benefit plan of the Company; or

               (ii) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sale or transfer of all or substantially all of the assets of the Company to another Person (other than (a) any such transaction (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock and (y) pursuant to which holders of Common Stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after such transaction and (b) any merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of common stock);

     PROVIDED, HOWEVER, that a Change in Control shall not be deemed to have occurred if either (x) the Closing Price of the Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change in Control or the public announcement of the Change in Control (in the case of a Change in Control under clause (i) above) or ending immediate ly before the Change in control (in the case of a Change in Control under clause (ii) above) shall equal or exceed 105% of the Conversion Rate in effect on such Trading Day or (y) all of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change in Control consists of common stock traded on a national securities exchange or quoted on the Nasdaq National Market and as a result of such transaction or transactions the Securities become convertible solely into such common stock; and

          (3) the term "Person" shall include any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act, as in effect on the date of the original execution of this Indenture.


                                      ARTICLE IV

                                      COVENANTS

Section 4.1    PAYMENT OF SECURITIES.

          The Company shall pay or cause to be paid the principal amount at maturity, Issue Price, Redemption Price, Repurchase Price, and interest on each of the Securities at the places, at the respective times and in the manner provided herein and in the Securities. Principal and interest shall be considered paid on the date due if the Paying Agent, other than the Company or an Affiliate of the Company, holds on that date money deposited by the Company in available funds and designated for and sufficient to pay all principal and interest then due.

          Interest may, at the option of the Company, be paid either (i) by check mailed to the address of the person entitled thereto as it appears in the Security register or (ii) by transfer to an account maintained by such person located in the United States; PROVIDED, HOWEVER, that payments to DTC will be made by wire transfer of immediately available funds to the account of DTC or its nominee.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the same rate per annum on the Securities to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.2    MAINTENANCE OF OFFICE OR AGENCY.

          The Company shall maintain, in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or the Registrar) where Securities may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion or redemption and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.3    WAIVER OF STAY, EXTENSION AND USURY LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Securities, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as through no such law has been enacted.

Section 4.4    CORPORATE EXISTENCE.

          Subject to Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.5    LIMITATION ON OTHER SUBORDINATED
               INDEBTEDNESS.

          The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is expressly by its terms subordinate or junior in right of payment to any Senior Indebtedness and senior in any respect in right of payment to the Securities.

Section 4.6    SEC REPORTS; FINANCIAL STATEMENTS.

          (a) The Company shall deliver to the Trustee and mail to each Holder, within 15 days after the filing of the same with the SEC, copies of its annual report and of the information, documents and other reports, if any, which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall also comply with the other provisions of TIA
Section 314(a).

          (b) The Company shall deliver to the Trustee and to each Holder, within 15 days after it files the same with the SEC, copies of all reports and information that the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Holders with such annual reports and such information, documents and other reports as would otherwise be required if it were subject to such requirements.

Section 4.7    COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

          (a) The Company shall deliver to the Trustee within 120 days after the end of its fiscal year an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that a review of its activities during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

          (b) So long as not contrary the then current policies of the American Institute of Certified Public Accountants, the Company shall deliver to the Trustee within 120 days after the end of each of its fiscal years a written report of a firm of independent certified public accountants with an established national reputation stating that in conducting their audit for such fiscal year, nothing has come to their attention that caused them to believe that the Company was not in compliance with the provisions set forth in Article Four or Five of this Indenture.

          (c) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default under this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of a Default or an Event of Default unless one of its Trust Officers receives notice of the Default giving rise thereto from the Company or any of the Holders.


                                      ARTICLE V

                                      SUCCESSORS

Section 5.1    MERGER, CONSOLIDATION, OR SALE OF ASSETS.

          Subject to the provisions of Section 5.3, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease (or successive sales, conveyances or leases) of all or substantially all of the property of the Company, to any other corporation (whether or not affiliated with the Company), authorized to acquire and operate the same and which shall be organized under the laws of the United States of America, any state thereof or the District of Columbia; PROVIDED, that upon any such consolidation, merger, sale, conveyance or lease, the due and punctual payment of the principal amount at maturity, Issue Price, Redemption Price, Repurchase Price and interest in respect of all of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the corporation (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the corporation which shall be acquired or leased such property (the "Surviving Entity"), and such supplemental indenture shall provide for the applicable conversion rights set forth in Section 11.6.

Section 5.2    OPINION OF COUNSEL TO TRUSTEE; OFFICERS'
               CERTIFICATE.

          The Trustee, subject to the provisions of Section 7.1 and 7.2, shall receive and be entitled to rely upon an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, sale, transfer, lease or conveyance complies with the applicable provisions of this Indenture and that all conditions precedent herein provided relating to such transaction have been complied with.

Section 5.3    SUCCESSOR CORPORATION SUBSTITUTED.

          Upon any consolidation or merger, or any sale, transfer, lease or conveyance of properties or assets in accordance with Section 5.1, the Surviving Entity formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Entity had been named as the Company herein. When a Surviving Entity duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Securities, the predecessor shall be released from such obligations, PROVIDED that, in the case of transfer by lease, the predecessor corporation shall not be released from the payment of principal and interest on the Securities.


                                      ARTICLE VI

                                DEFAULTS AND REMEDIES

Section 6.1    EVENTS OF DEFAULT.

          An "Event of Default" whenever used herein, means any one of the following events (whatever the reason for such Event of Default and whether or not it shall be occasioned or prohibited by the provisions of Article Ten or voluntarily or involuntarily be effected by the operation of law or pursuant to any judgment, decree or order of any administrative or governmental body):

          (a) a default in the payment of interest on any Security when the same shall become due and payable and the continuance of such default for a period of 30 days;

          (b) a default in the payment of all or any part of the principal of or premium, if any, on any

     Security when and as the same shall become due and payable at maturity, or upon acceleration, redemption or otherwise;

          (c) a failure by the Company to comply with any of the other agreements or covenants in, or provisions of, the Securities or this Indenture which failure continues for the period and after the notice specified below;

          (d)  the Company, pursuant to or within the meaning of any Bankruptcy
     Law:

               (i)    commences a voluntary case,

               (ii) consents to the entry of an order for relief against it in an involuntary case,

               (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

               (iv) makes a general assignment for the benefit of its creditors;

          (e) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company as debtor in an involuntary case,

               (ii) appoints a Custodian of the Company or a Custodian for all or substantially all of the property of the Company, or

               (iii)  orders the liquidation of the Company,

and the order or decree remains unstayed and in effect for 60 days;

          The Company is required, pursuant to Section 4.7(a) hereof, to deliver to the Trustee annually a statement regarding compliance with the provisions of the Indenture, and the Company is required, pursuant to Sec tion 4.7(a) hereof, upon becoming aware of any Default or Event of Default to deliver a statement to the Trustee specifying such default or Event of Default.

          A Default under clause (c) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 30% (25% in the case of an Event of Default with respect to the payment of principal of or interest on the Securities) in principal amount of the then outstanding Securities notify the Company and the Trustee, in writing of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

          In the case of any Event of Default pursuant to the provisions of this
Section 6.1 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium, if any, which the Company would have had to pay if the Company then had elected to redeem the Securities pursuant to Section 3.7 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Securities contained to the contrary withstanding.

Section 6.2    ACCELERATION.

          If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (d) or (e) of Section 6.1 hereof) occurs and is continuing, the Trustee by written notice to the Company or the Holders of not less than 30% (25% in the case of an Event of Default with respect to the payment of principal of or interest on the Securities) in aggregate principal amount of the then outstanding Securities by written notice to the Company and the Trustee, may and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued and unpaid interest on the Securities to be due and payable immediately; PROVIDED, HOWEVER, that if any Senior Indebtedness is outstanding pursuant to the Credit Agreement, upon a declaration of acceleration, such principal and interest shall be due and payable upon the earlier of (x) the day that is five Business Days after the provision to the

Company and the Credit Agent of such written notice, unless such Event of Default is cured or waived prior to such date, and (y) the date of acceleration of any Senior Indebtedness under the Credit Agreement. Upon such declaration of acceleration the principal, premium, if any, and accrued interest, due and payable on the Securities, as determined in the next succeeding paragraph, shall be due and payable immediately. If an Event of Default with respect to the Company specified in clause (d) or (e) of Section 6.1 hereof occurs, all unpaid principal of, premium, if any, and accrued interest on the Securities then outstanding shall IPSO FACTO become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder.

          At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained, the Holder or Holders of a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may waive, on behalf of all Holders, any past default if:

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A) all overdue interest on all Securities,

               (B) the principal of (and premium, if any, applicable to) any Securities which would become due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Securities,

               (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities,

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and counsel, and

          (2) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived.

Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective for any Default or Event of Default in the payment of the principal of premium, if any, or interest on any Security held by a nonconsenting Holder or any Default or Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security, unless all such affected Holders agree, in writing, to waive such Event of Default or event. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

Section 6.3    OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, or interest then due on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies hereunder are cumulative to the extent permitted by law.

Section 6.4    WAIVER OF PAST DEFAULTS.

          Prior to the declaration of acceleration of maturity of the Securities as provided in Section 6.2, the Holders of a majority in principal amount of the then outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences (including waivers obtained in connection with a tender offer or exchange offer for Securities), except a continuing Default or Event of Default (i) in the payment of the principal of, premium, if any, or interest on any Security (including, without limitation, pursuant to any mandatory or optional redemption obligation hereunder) or (ii) with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5    CONTROL BY MAJORITY.

          The Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability.

Section 6.6    LIMITATIONS ON SUITS.

          A Holder may not pursue a remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 30% (25% in the case of an Event of Default with respect to payment of principal of or interest on the Securities) in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction which is inconsistent with the request.

          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.7    RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.8    COLLECTION SUIT BY TRUSTEE.

          If an Event of Default specified in Section 6.1(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the amount of principal, premium, if any, and interest remaining unpaid on the Securities, determined in accordance with Section 6.2 hereof and interest on overdue principal, premium, if any, and, to the extent lawful, interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and counsel.

Section 6.9    TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10   PRIORITIES.

          Subject to Article Ten, if the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

          FIRST:   to the Trustee for amounts due under Section 7.7 hereof;

          SECOND: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

          THIRD:   to the Company.

          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Article Six.

Section 6.11   UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable, costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.


                                     ARTICLE VII

                                       TRUSTEE

Section 7.1    DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of a Default or an Event of
Default:

               (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not, on their face, they appear to conform to the requirements of this Indenture.

          (c) the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or other officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b) and (c) of this Section 7.1.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2    RIGHTS OF TRUSTEE.

          Subject to Section 7.1:

          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 12.4 and 12.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed and monitored with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

          (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Section 7.3    INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11 hereof.

Section 7.4    TRUSTEE'S DISCLAIMER.

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Securities other than its certificate of authentication.

Section 7.5    NOTICE OF DEFAULT.

          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder a notice of the Default or Event of Default within 30 days after it occurs or, if later, within ten days after such Default or Event of Default becomes known to the Trustee unless such Default or Event of Default has been cured. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers determines in good faith that withholding the notice is in the interests of the Holders.

Section 7.6    REPORTS BY TRUSTEE TO HOLDERS.

          Within 60 days after each May 15 beginning with May 15, 1998, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA
Section 313(c).

          A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange.

Section 7.7    COMPENSATION AND INDEMNITY.

          The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it, except for any such disbursements, advances and expenses arising from its negligence or bad faith. Subject to the foregoing, such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's counsel.

          The Company shall indemnify and hold harmless the Trustee against any loss, liability or expense (including without limitation reasonable fees and expenses of counsel) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture including, without limitation, costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of its powers and duties hereunder, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

          To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of the Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(d) or (e) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8    REPLACEMENT OF TRUSTEE.

          The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

               (a)  the Trustee fails to comply with Section 7.10 hereof;

               (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (c) a Custodian or public officer takes charge of the Trustee or its property; or

               (d)  the Trustee becomes incapable of acting.

The foregoing notwithstanding, a resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

          If The Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of the Securities may appoint a successor Trustee appointed by the Company:

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the Trustee provided for in Section 7.7 have been paid, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee. The successor Trustee shall mail a notice of its succession to the Holders.

Section 7.9    SUCCESSOR TRUSTEE BY MERGER, ETC.

          Subject to Section 7.10 hereof, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is other wise eligible hereunder, be the Successor Trustee.

Section 7.10   ELIGIBILITY; DISQUALIFICATION.

          The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1) and TIA Section 310(a)(5). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

Section 7.11   PREFERENTIAL COLLECTION OF CLAIMS AGAINST
               COMPANY.

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.


                                     ARTICLE VIII

                                DISCHARGE OF INDENTURE

Section 8.1    TERMINATION OF COMPANY'S OBLIGATIONS.

          This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.7 hereof and the Trustee's and Paying Agent's obligations under Section 8.3 hereof shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Securities that have been replaced or paid) to the Trustee for cancellation and the Company has paid all sums payable hereunder.
In addition, the Company may terminate all of its obligations under this Indenture if:

               (a) The Company irrevocably deposits, or causes to be deposited, in trust with the Trustee, for the benefit of the Holders pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee (i) U.S. Legal Tender (ii) U.S. Government Obligations or (iii) any combination thereof in an amount, which, after payment of all Federal, State and local taxes or other charges or assessments in respect thereof, through the payment of interest and principal will provide, not later than one Business Day before the due date of payment in respect of the Securities, U.S. Legal Tender in an amount which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, is sufficient to pay the principal of, premium, if any, and interest on the Securities then outstanding on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and the Securities; PROVIDED that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (ii) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Securities;

               (b) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee, each stating that all conditions precedent relating to the satisfaction and discharge of this Indenture have been complied with;

               (c) no Default or Event of Default shall have occurred and be continuing on the date of such deposit and such deposit will not result in a Default or Event of Default under this Indenture or a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary of the Company is a party or by which it or its property is bound; and

               (d) the Company shall have delivered to the Trustee an Opinion of Counsel from independent counsel reasonably satisfactory to the Trustee, or a tax ruling from the Internal Revenue Service, to the effect that the Holders of the Securities will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Section 8.1 and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised.

In such event, this Indenture shall cease to be of further effect (except as provided in the next succeeding paragraph), and the Trustee, on demand of the Company, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture.

          However, the Company's obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 4.1, 4.3, 7.7, 7.8 and 8.4
hereof and the Company's, the Trustee's and Paying Agent's obligations in
Section 8.3 hereof, and the Trustee's rights under Article Seven hereof, shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations in Section 7.7 hereof and the Trustee's and Paying Agent's obligations in Section 8.3 hereof shall survive.

          After such irrevocable deposit made pursuant to this Section 8.1 and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

          In order to have money available on a payment date to pay principal or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

Section 8.2    APPLICATION OF TRUST ASSETS.

          The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Section 8.1 hereof. Subject to Article Ten, the Trustee shall apply the deposited U.S. Legal Tender or U.S. Government Obligations, together with earnings thereon through the Paying Agent and in accordance with this Indenture and the terms of the irrevocable trust agreement to the payment of principal of and interest on the securities.

Section 8.3    REPAYMENT TO COMPANY.

          Upon termination of the trust established pursuant to Section 8.1, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them.

          The Trustee and the Paying Agent shall pay to the Company, and, if applicable, in accordance with the irrevocable trust established pursuant to
Section 8.1, any U.S. Legal Tender or U.S. Government Obligations held by them for the payment of principal of or interest on the Securities that remain unclaimed for two years after the date on which such payment shall have become due; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once, in a newspaper customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to such payment must look to the Company for such payment as general creditors unless an applicable abandoned property law designates another person.

Section 8.4    REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.1 or 8.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 or 8.2 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.1 or 8.2; PROVIDED, HOWEVER, that if the Company has made any payment of principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.


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                                      ARTICLE IX

                         AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.1    SUPPLEMENTAL INDENTURES WITHOUT CONSENT
               OF HOLDERS.

          Without the consent of any Holder, the Company, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

               (a) to cure any ambiguity, defect, or inconsistency, PROVIDED such action pursuant to this clause (a) shall not adversely affect the interests of any Holder in any respect;

               (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or to make any other change that does not adversely affect the rights of any Holder;

               (c)  to provide for collateral for the Securities;

               (d) to evidence the succession of another person to the Company, and the assumption by any such successor of the obligations of the Company, herein and in the Securities in accordance with Article Five;

               (e) to make provision with respect to the conversion rights of the Holders of the Securities pursuant to the requirements of Section 11.6;

               (f)  to provide for uncertificated Securities; or

               (g) to effect or maintain the qualification of this Indenture under the TIA.

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

Section 9.2    AMENDMENTS, SUPPLEMENTAL INDENTURES AND
               WAIVERS WITH CONSENT OF HOLDERS.

          Subject to Section 6.7, with the consent of the Holders of a majority in aggregate principal amount of then outstanding Securities, by written act of said Holders delivered to the Company and the Trustee, the Company, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities. Subject to Sections 6.4 and 6.7, the Holder or Holders of a majority, in principal amount of then outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby, (i) extend the fixed maturity of any Security, reduce the rate or extend the time for payment of interest thereon, reduce the principal amount thereof or premium, if any, thereon, reduce any amount payable upon redemption or repurchase thereof, change the obligation of the Company to repurchase any Note upon the happening of any Change in Control in a manner adverse to holders of Notes, impair the right of any Noteholder to institute suit for the payment thereof, change the currency in which the Notes are payable, or impair the right of a Holder to convert the Securities into Common Stock subject to the terms set forth herein, or modify the provisions of this Indenture with respect to the subordination of the Notes in a manner adverse to the Noteholders in any material respect, without the consent of the holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

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

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

          After an amendment, supplement or waiver under this Section 9.2 or
Section 9.4 becomes effective, it shall bind each Holder.

          In connection with any amendment, supplement or waiver under this Article Nine, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

Section 9.3    COMPLIANCE WITH TIA.

          Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

Section 9.4    REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the person designated by the Company as the person to whom consents should be sent received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed

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

by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date, and only those persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in clauses (i) or (ii) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; PROVIDED, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

Section 9.5    NOTATION ON OR EXCHANGE OF SECURITIES.

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

Section 9.6    TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; PROVIDED, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or

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

waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture.


                                      ARTICLE X

                                    SUBORDINATION

Section 10.1   SECURITIES SUBORDINATED TO SENIOR
               INDEBTEDNESS.

          The Company, for itself and its successors, and each Holder, by his acceptance of Securities, agrees that the payment of the principal of, premium, if any, and interest on the Securities is subordinated, to the extent and in the manner provided in this Article Ten, to the prior payment in full in cash or cash equivalents of all Senior Indebtedness whether outstanding on the Issue Date or thereafter incurred including any interest accruing subsequent to a bankruptcy or other similar proceeding whether or not such interest is an allowed claim enforceable against the Company in a bankruptcy case under Title 11 of the United States Code.

          This Article Ten shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

Section 10.2   NO PAYMENT ON SECURITIES IN CERTAIN
               CIRCUMSTANCES.

               (a) No direct or indirect payment by or on behalf of the Company of principal of, premium, if any, or interest on the Securities whether pursuant to the terms of the Securities or upon acceleration or otherwise shall be made if, at the time of such payment there exists a default in the payment of all or any portion of principal of, premium, if any, or interest on

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

any Designated Senior Debt (and the Trustee has received written notice thereof), and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of Designated Senior Debt. In addition, during the continuance of any other event of default with respect to (i) the Credit Agreement pursuant to which the maturity thereof may be accelerated, upon the occurrence of (a) receipt by the Trustee of written notice from the Credit Agent, or (b) if such event of default results from the acceleration of the Securities, the date of such acceleration, no such payment may be made by or on behalf of the Company upon or in respect of the Securities for a period ("Payment Blockage Period") commencing on the earlier of the date of receipt of such notice or the date of such acceleration and ending 179 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Trustee from the Credit Agent), or (ii) any other Designated Senior Debt upon receipt by the Trustee of written notice from the trustee or other representative for the holders of such Designated Senior Debt (or the holders of at least a majority in principal amount of such other Designated Senior Debt then outstanding), no such payment may be made by or on behalf of the Company upon or in respect of the Securities for a Payment Blockage Period commencing on the date of receipt of such notice and ending 119 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Trustee from such trustee or other representative commencing the Payment Blockage Period). Notwithstanding anything herein to the contrary, in no event will a Payment Blockage Period extend beyond 179 days from the date on which such Payment Blockage Period was commenced. Not more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days; PROVIDED that the commencement of a Payment Blockage Period by the holders of Designated Senior Debt other than under the Credit Agreement shall not bar the commencement of another Payment Blockage Period by the Credit Agent within such period of 360 consecutive days. For all purposes of this paragraph, no Event of Default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the representative of such Designated

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

Senior Debt whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

               (b) In furtherance of the provisions of Section 10.1, in the event that, notwithstanding the foregoing provisions of this Section 10.2, any payment on account of principal of, premium, if any, or interest on the Securities or to redeem (or make a deposit in redemption of), defease or acquire any of the Securities shall be made by or on behalf of the Company and received by the Trustee, by any Holder or by any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust), at a time when such payment was prohibited by the provisions of this Section 10.2, then, unless and until such payment is no longer prohibited by this Section 10.2, such payment (subject to the provisions of Section 10.6) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of the holders of Senior Indebtedness or their representative, ratably according to the respective amounts of the Senior Indebtedness held or represented by each, and shall be immediately paid over or delivered to the holders of the Senior Indebtedness remaining unpaid to the extent necessary to enable payment in full in cash and cash equivalents to the holders of Senior Indebtedness of all Senior Indebtedness remaining unpaid, after giving effect to all concurrent payments and such distributions to or for the holders of Senior Indebtedness.

          The Company shall give prompt written notice to the Trustee and the Holders of any default or event of default, and any cure or waiver thereof, or any acceleration under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued.

Section 10.3 SECURITIES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF COMPANY.

          Upon any distribution of assets of the Company of any kind or character, whether in cash, property or securities upon any dissolution, winding up, total or partial liquidation or reorganization of the Company

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

(including, without limitation, in bankruptcy, insolvency or receivership proceedings or upon any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company):

               (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash or cash equivalents of all amounts payable under Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness whether or not such interest is an allowed claim against the Company in a bankruptcy case under Title 11 of the United States Code), before the Holders or the Trustee on behalf of the Holders are entitled to receive any payment on account of the principal of, premium, if any or interest on the Securities;

               (b) any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article Ten, shall be immediately paid by the Company or by any liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of Senior Indebtedness or their Representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or cash equivalents of all Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions to or for the holders of such Senior Indebtedness; and

               (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders or any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on account of principal of, premium, if any, or interest on the Securities before all Senior Indebt

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

     edness is paid in full in cash or cash equivalents, such payment or distribution (subject to the provisions of Sections 10.6) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of the holders of the Senior Indebtedness, or their respective representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, and shall be immediately paid over or delivered to the holders of the Senior Indebtedness remaining unpaid to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions to or for the holders of such Senior Indebtedness.

          The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company or assignment for the benefit of creditors by the Company.

Section 10.4   HOLDERS TO BE SUBROGATED TO RIGHTS OF
               HOLDERS OF SENIOR INDEBTEDNESS.

          Subject to the payment in full in cash or cash equivalents of all Senior Indebtedness, the Holders of Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Senior Debt shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of Senior Indebtedness by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article Ten, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Ten shall have been applied, pursuant to the provisions of this Article Ten, to the

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

payment of amounts payable under the Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of the Senior Indebtedness in full in cash or cash equivalents.

Section 10.5   OBLIGATIONS OF THE COMPANY UNCONDITIONAL.

          Nothing contained in this Article Ten or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Ten, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets or securities of the Company referred to in this Article Ten, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten. Nothing in this Section 10.5 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.7.

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

Section 10.6   TRUSTEE ENTITLED TO ASSUME PAYMENTS NOT
               PROHIBITED IN ABSENCE OF NOTICE.

          Neither the Trustee nor any Paying Agent shall at any time be charged with the knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or Paying Agent, unless and until the Trustee or Paying Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or from any trustee or agent therefor, and, prior to the receipt of any such written notice, the Trustee or paying agent shall be entitled to assume conclusively that no such facts exist. Unless at least three Business Days prior to the date on which by the terms of this Indenture any moneys are to be deposited by the Company with the Trustee or any Paying Agent (whether or not in trust) for any purpose (including, without limitation, the payment of the principal, premium, if any, the interest or other amounts due on any Security), the Trustee or Paying Agent shall have received with respect to such monies the notice provided for in the preceding sentence, the Trustee or Paying Agent shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. The foregoing shall not apply to the Paying Agent if the Company is acting as Paying Agent. Nothing contained in this Section 10.6 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by Section 10.2.

Section 10.7   SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS
               OR OMISSIONS OF COMPANY OR HOLDERS OF
               SENIOR INDEBTEDNESS.

          (a) No right of any present or future holders of any Senior Indebtedness to enforce subordination provisions contained in this Article Ten shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

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

          (b) Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the holders of any Indebtedness of the Company, without incurring responsibility to the holders of any Indebtedness of the Company, and without impairing or releasing the subordination provisions contained in this Article Ten, or the obligations hereunder of the holders of the Indebtedness of the Company, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness or fail to perfect or delay the perfection of any such lien; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

Section 10.8   HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE
               SUBORDINATION OF SECURITIES.

          Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article Ten and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of his Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their representative are or is hereby

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

authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their Representative to vote in respect of the claim of any Holder in any such proceeding.

Section 10.9   RIGHT OF TRUSTEE TO HOLD SENIOR
               INDEBTEDNESS.

          The Trustee shall be entitled to all of the rights set forth in this Article Ten in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

Section 10.10  ARTICLE TEN NOT TO PREVENT EVENTS OF
               DEFAULT.

          The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article 10 shall not be construed as preventing the occurrence of a Default or an Event of Default under
Section 6.1.

Section 10.11  NO FIDUCIARY DUTY OF TRUSTEE TO HOLDERS
               OF SENIOR INDEBTEDNESS.

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Securities or the Company or any other person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Ten or otherwise. Nothing in this Section 10.11 shall affect the obligation of any other such person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their representative.

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                                      ARTICLE XI
                               CONVERSION OF SECURITIES

Section 11.1   RIGHT TO CONVERT.

          Subject to and upon compliance with the provisions of this Indenture, the holder of any Security shall have the right, at his or her option, at any time after ninety (90) days following the latest date of original issuance of the Securities (without taking into account any over-allotment option granted to the Underwriters exercised pursuant to the Registration Statement) and prior to
the close of business on the first Business Day prior to            , 2007
(except that, with respect to any Security or portion of a Security which shall be called for redemption, such right shall terminate, except as provided in
Section 11.2 or Section 3.5, at the close of business on the Business Day next preceding the date fixed for redemption of such Security or portion of a Security unless the Company shall default in payment due upon redemption thereof) to convert the principal amount at maturity of any such Security, or any portion of such principal amount at maturity which is $ 1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount at maturity of the Security or portion thereof surrendered for conversion by $1,000 and multiplying the result so obtained by the Conversion Rate in effect at such time, by surrender of the Security so to be converted in whole or in part in the manner provided, together with any required funds, in
Section 11.2; PROVIDED, that any Security in respect of which a Holder is exercising its option to require redemption upon a Change in Control pursuant to
Section 3.10 may only be converted if such Holder withdraws its election to exercise such redemption option in accordance with the terms of the Indenture. A holder of Securities is not entitled to any rights of a holder of Common Stock until such holder has converted his Securities to Common Stock, and only to the extent such Securities are deemed to have been converted to Common Stock under this Article Eleven.

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Section 11.2   EXERCISE OF CONVERSION PRIVILEGE; ISSUANCE
               OF COMMON STOCK ON CONVERSION; NO ADJUST-
               MENT FOR INTEREST OR DIVIDENDS.

          In order to exercise the conversion privilege with respect to any Security in certificated form, the holder of any such Security to be converted in whole or in part shall surrender such Security, duly endorsed, at an office or agency maintained by the Company pursuant to Section 4.2, accompanied by the funds, if any, required by the penultimate paragraph of this Section 11.2, and shall give written notice of conversion in the form provided on the Securities (or such other notice which is acceptable to the Company) to the office or agency that the holder elects to convert such Security or the portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 11.7. Each such Security surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Security, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or his duly authorized attorney.

          In order to exercise the conversion privilege with respect to any interest in a Security in global form, the beneficial holder must complete the appropriate instruction form for conversion pursuant to the Depository's book-entry conversion program, deliver by book-entry delivery an interest in such Security in global form, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or conversion agent, and pay the funds, if any, required by this Section 11.2 and any transfer taxes if required pursuant to Section 11.7.

          As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the Security or Securities (or portion thereof) so converted), the Company shall issue

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

and shall deliver to such holder at the office or agency maintained by the Company for such purpose pursuant to Section 4.2, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion of such Security or portion thereof in accordance with the provisions of this Article and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section
11.3. In case any Security of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to the terms and provisions of the Securities, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Security so surrendered, without charge to him, a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Security.

          Each conversion shall be deemed to have been effected as to any such Security (or portion thereof) on the date on which the requirements set forth above in this Section 11.2 have been satisfied as to such Security (or portion thereof), and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; PROVIDED, HOWEVER, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such Security shall be surrendered.

          The Company's delivery of the fixed number of shares of Common Stock into which the Securities are convertible will be deemed to satisfy the Company's obligation to pay the principal amount at maturity of the Securities and all accrued interest that has not previously been (or is not simultaneously being) paid. The Common Stock is treated as issued first in payment of accrued interest and then in payment of principal.

          Any Security or portion thereof surrendered for conversion during the period from the close of business

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

on the record date for any interest payment date to the close of business on the Business Day next preceding the following interest payment date shall (unless such Security or portion thereof being converted shall have been called for redemption on a redemption date which occurs during the period from the close of business on such record date to the close of business on the Business Day next preceding the following interest payment date or is to be redeemed in connection with a Change in Control on a Repurchase Date which occurs during such period) be accompanied by payment, in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; PROVIDED, HOWEVER, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Securities. Except as provided above in this Section 11.2, no payment or other adjustment shall be made for interest accrued on any Security converted or for dividends on any shares issued upon the conversion of such Security as provided in this Article.

          Upon the conversion of an interest in a Security in global form, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Security in global form as to the reduction in the principal amount at maturity represented thereby.

Section 11.3   CASH PAYMENTS IN LIEU OF FRACTIONAL
               SHARES.

          No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount at maturity of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Security or Securities, the Company shall make an adjustment and payment therefor in cash at the current market value thereof to the holder of Securities. The current market value of a share of Common Stock shall be the Closing Price on the first Business Day immediately

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

preceding the day on which the Securities (or specified portions thereof) are deemed to have been converted.

Section 11.4   CONVERSION RATE.

          The conversion rate shall be as specified in the form of Security (herein called the "Conversion Rate") attached as EXHIBIT A hereto, subject to adjustment as provided in this Article XI.

Section 11.5   ADJUSTMENT OF CONVERSION RATE.

          The Conversion Rate shall be adjusted from time to time by the Company as follows:

          (a) In case the Company shall pay a dividend or make a distribution, in shares of its Common Stock, on its Common Stock, the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the numerator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this Section 11.5(a) is declared but is not so paid or made and not required to be so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

          (b) In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase Common Stock at a price

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

     per share less than the Current Market Price per share of Common Stock (as defined in Section 11.5(g) below) at the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price and the numerator of which shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the record date for the determination of the stockholders entitled to receive such rights or warrants. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors. To the extent that shares of Common Stock are not delivered or required to be delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued and not required to be so issued, the Conversion Rate shall again be adjusted

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

     to be the Conversion Rate which would then be in effect if such record date for the determination of stockholders entitled to receive such rights or warrants had not been fixed.

          (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (d) In case the Company shall distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or other distributions to the extent paid from retained earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in Section 11.5(b) above) (any of the foregoing hereinafter in this Section 11.5(d) called the "Distributed Securities"), then in each such case the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect on the record date with respect to such distribution by a fraction of which the denominator shall be the Current Market Price per share of the Common Stock on such record date less the fair market value on such record date (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a certificate filed with the Trustee) of the Distributed Securities applicable to one share of Common Stock and the numerator of which shall be the Current Market Price per share of the Common Stock on the record date for the determina

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

     tion of shareholders entitled to receive such distribution; such adjustment shall become effective immediately prior to the opening of business on the day following such record date. Notwithstanding the foregoing, in the event the then fair market value (as so determined) of the portion of the Distributed Securities applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the relevant record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion the amount of Distributed Securities such holder would have received had such holder converted each Security on such record date. In the event that such distribution is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this subsection (d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

          Notwithstanding the foregoing provisions of this subsection (d), no adjustment shall be made thereunder for any distribution of Distributed Securities if the Company makes proper provision so that each holder of a Security who converts such Security (or any portion thereof) after the record date for such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the amount and kind of Distributed Securities that such holder would have been entitled to receive if such holder had, immediately prior to such record date, converted such Security into Common Stock, PROVIDED that, with respect to any Distributed Securities that are convertible, exchangeable or exercisable, the foregoing provision shall only apply to the extent (and so long as) the Distributed Securities receivable upon conversion of such Security would be convertible, exchangeable or exercisable, as applicable, without any loss of rights or

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


     privileges for a period of at least 60 days following conversion of such Security.

          (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding (x) any quarterly cash dividend on the Common Stock to the extent the aggregate cash dividend per share of Common Stock in any fiscal quarter does not exceed the greater of
     (A) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent such preceding quarterly dividend did not require any adjustment of the Conversion Rate pursuant to this Section 11.5(e) (as adjusted to reflect subdivisions or combinations of the Common Stock), and (B) 3.75% of the average of the last reported sales price of the Common Stock (determined as provided in Section 11.5(g)) during the ten Trading Days (as defined in Section 11.5(g)) next preceding the date of declaration of such dividend and (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, unless the Company elects to reserve such cash for distribution to the holders of the Securities upon the conversion of the Securities so that any such holder converting Securities will receive upon such conversion, in addition to the shares of Common Stock to which such holder is entitled, the amount of cash which such holder would have received if such holder had, immediately prior to the record date for such distribution of cash, converted its Securities into Common Stock, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such record date by a fraction of which the denominator shall be such Current Market Price of the Common Stock on the record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock and the numerator of which shall be the Current Market Price of the Common Stock on such record date; such adjustment to be effective immediately prior to the opening of business on the day following the record date; PROVIDED, HOWEVER, that in the event the portion of the cash

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

     so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each Security on the record date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

          If any adjustment is required to be made as set forth in this subsection (e) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this subsection (e) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

          (f) In case a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) that combined together with the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer, by the Company or any subsidiary of the Company for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in

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

     respect of which no adjustment pursuant to this paragraph (f) has been made, exceeds 15% of the product of the Current Market Price of the Common Stock as of the last time (the "Expiration Time") tenders or exchanges could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate immediately prior to the close of business on the date of the Expiration Time by a fraction (A) the numerator of which shall be equal to (1) the product of (x) the Current Market Price of the Common Stock on the date of the Expiration Time and (y) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time less (2) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares, and (B) the denominator of which shall be equal to the product of (x) the Current Market Price of the Common Stock as of the Expiration Time and (y) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) as of the Expiration Time less the number of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares"). In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer had not been made.

          (g) For purposes of this Section 11.5, the following terms shall have the meaning indicated:

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

               (i) "Current Market Price" per share of Common Stock at any date shall be deemed to be the average of the last reported sale prices for the ten (10) consecutive Trading Days (as defined below) preceding the day before the record date with respect to any distribution, issuance or other event requiring such computation.

               (ii) "Closing Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the Nasdaq National Market or New York Stock Exchange, or, if such security is not listed or admitted to trading on such quotation system or exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

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

               (iii) "fair market value" shall mean the amount which a willing buyer under no compulsion to buy would pay a willing seller under no compulsion to sell in an arm's length transaction.

               (iv) "Record Date" shall mean, with respect to any dividend, distribution or event in which the holders of Common Stock the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

               (v) "Trading Day" shall mean (x) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made on thereon or (y) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or another national security exchange is open for business or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          (h) Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase

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

     shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"):

               (i)    are deemed to be transferred with such shares of Common
                      Stock,

               (ii)   are not exercisable, and

               (iii) are also issued in respect of future issuances of Common Stock,

     shall not be deemed distributed for purposes of this Section 11.5 until the occurrence of the earliest Trigger Event. In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Conversion Rate under this Section 11.5, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or wan-ants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of any such rights or warrants all of which shall have expired without exercise by any holder thereof, the Conversion Rate shall be readjusted as if such issuance had not occurred.

          (i) No adjustment to the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; PROVIDED, HOWEVER, that any adjustments which by reason of this subsection (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article Fifteen shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case

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

     may be. Anything in this Section 11.5 to the contrary notwithstanding, the Company shall be entitled to make such increases in the Conversion Rate, in addition to those required by this Section 11.5, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or any distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable. To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Company shall mail to Noteholders and file with the Trustee and the conversion agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

          (j) Whenever the Conversion Rate is adjusted, as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Noteholder at its last address appearing on the Security register provided for in Section 2.6 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

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

          (k) In any case in which this Section 11.5 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Security converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash or additional shares in lieu of any fractional share pursuant to Section 11.3.

Section 11.6   EFFECT OF RECLASSIFICATION, CONSOLIDATION,
               MERGER OR SALE.

          If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 11.5(c) applies), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that such Security shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Securities (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Securities) immediately prior to such reclassification, change, consolida

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

tion, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided, that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("nonelecting-share")), then for the purposes of this Section 11.6 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article.

          The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Securities, at his address appearing on the Security register provided for in Section 2.6 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

          The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

          If this Section 11.6 applies to any event or occurrence, Section 11.5 shall not apply.

Section 11.7   TAXES ON SHARES ISSUED.

          The issue of stock certificates on conversions of Securities shall be made without charge to the converting Noteholder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Security converted, and the Company shall not be required to issue or

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deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 11.8   RESERVATION OF SHARES; SHARES TO BE
               FULLY PAID; COMPLIANCE WITH GOVERNMENTAL
               REQUIREMENTS; LISTING OF COMMON STOCK.

          The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Securities from time to time as such Securities are presented for conversion.

          Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

          The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

          The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

          The Company further covenants that if at any time the Common Stock shall be listed on the Nasdaq National Market, the New York Stock Exchange or any other national securities exchange or automated quotation system the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Securities; PROVIDED, HOWEVER, that if rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such exchange or automated quotation system at such time.

Section 11.9   RESPONSIBILITY OF TRUSTEE.

          The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and the Trustee and any other conversion agent make no representations with respect thereto. Subject to the provisions of
Section 7.1, neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 11.6 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Securities after any event referred to in such Section 11.6 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.1, may accept as conclu sive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 11.10  NOTICE TO HOLDERS PRIOR TO CERTAIN ACTIONS.

          In case:

          (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Price pursuant to Section 11.5; or

          (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

          (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

     the Company shall cause to be filed with the Trustee and to be mailed to each holder of Securities at his address appearing on the Security register provided for in Section 2.6 of this Indenture, as promptly as possible but in any event at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.


                                     ARTICLE XII

                                    MISCELLANEOUS

Section 12.1   TRUST INDENTURE ACT CONTROLS.

          If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included herein by any of Sections 310 to 317 inclusive of the TIA, such required provisions shall control.

Section 12.2   NOTICES.

          Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

          If to the Company:

               World Color Press, Inc.
               The Mill
               340 Pemberwick Road
               Greenwich, Connecticut  06831
               Attention: Jennifer L. Adams, Esq.
               Telecopier No.: (203)532-4200

          If to the Trustee:

               State Street Bank and Trust Company
               Two International Place
               Boston, Massachusetts  02110
               Attention:  Gerald R. Wheeler
               Telecopier No.:  (617) 664-5373


          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, to the Holder's address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.3   COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.4   CERTIFICATE AND OPINION AS TO CONDITIONS
               PRECEDENT.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

               (a) an Officers' Certificate (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (b) an opinion of Counsel to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 12.5   STATEMENTS REQUIRED IN CERTIFICATE OR
               OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (a) a statement that the Person making such certificate or opinion has read and understands such covenant or condition;

               (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; PROVIDED that with respect to matters of fact Opinions of Counsel may rely on an Officers' Certificate or certificates of public officials.

Section 12.6   RULES BY TRUSTEE AND AGENTS.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.7   LEGAL HOLIDAYS.

          A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 12.8   NO RECOURSE AGAINST OTHERS.

          No past, present or future director, officer, employee, incorporator or stockholder of the Company or any successor corporation, as such, shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

Section 12.9   GOVERNING LAW.

          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY,

GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY NOTEHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

Section 12.10  NO ADVERSE INTERPRETATION OF OTHER
               AGREEMENTS.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.11  SUCCESSORS.

          All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 12.12  SEVERABILITY.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.13  COUNTERPART ORIGINALS.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.14  TRUSTEE AS PAYING AGENT AND REGISTRAR.

          The Company initially appoints the Trustee as Paying Agent and Registrar.

Section 12.15  TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                              [Signatures on Next Page]

                                      SIGNATURES


     WORLD COLOR PRESS, INC.


     By:
          Name:
          Title:

Dated as of _______, 1997 (SEAL)
Attest:

________________________________


     STATE STREET BANK AND TRUST COMPANY,
     Trustee


     By:  __________________________
          Name:
          Title:

Dated as of _______, 1997 (SEAL)
Attest:

________________________________

                                      EXHIBIT A

[For Global Note only:
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                   % CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2007

No.                                                                  $__________

                               WORLD COLOR PRESS, INC.

promises to pay to


or registered assigns,
the principal sum of


Dollars on          , 2007.

Interest Payment Dates: [      ] and [        ]

Record Dates: [        ] and [          ]

A reference is hereby made to the further provisions of this Convertible Senior Subordinated Note due 2007 set forth on the reverse side hereof and such further provisions shall have the same effect as if set forth on the front side hereof.

CERTIFICATE OF AUTHENTICATION:     Dated:_____ __, ___

This is one of the Securities
referred to in the within
mentioned Indenture.


as Trustee

By: ________________________
    Authorized Signatory

IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed by its duly authorized officers and to be sealed with the seal of the Company.


WORLD COLOR PRESS, INC.


By: __________________                       By: ___________________
(Secretary)                                       (President)

                                                  [SEAL]

                     % CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2007


          Capitalized terms used herein have the meaning assigned to them in the Indenture (as defined in Section 4 below) unless otherwise indicated.

          1. INTEREST. World Color Press, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at
   %-per annum from         , 1997 until maturity.  The Company will pay
interest semiannually on [        ] and [     ] of each year, or if any such day
is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). The person in whose name any Note is registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except
(i) that the interest payable upon redemption (unless the date of redemption is an interest payment date) will be payable to the person to whom principal is payable and (ii) as set forth in the next succeeding sentence. In the case of any Note (or portion thereof) which is converted into Common Stock of the Company during the period from (but excluding) a record date to (but excluding) the next succeeding interest payment date either (i) if such Note (or portion thereof) has been called for redemption on a redemption date which occurs during such period, or is to be redeemed in connection with a Change in Control on a Repurchase Date (as defined in Section 3.10) which occurs during such period, the Company shall not be required to pay interest on such interest payment date in respect of any such Note or portion thereof or (ii) if otherwise, any Note (or portion thereof) submitted for conversion during such period shall be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted.

          Interest on the Securities will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Issue Date; PROVIDED that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the
first Interest Payment Date shall be [           ], 1997.  The Company shall pay
interest
on overdue principal from time to time on demand at the same rate per annum on the Securities to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. METHOD OF PAYMENT. The Company will pay interest on the securities (except defaulted interest) to the Persons who are registered Holders
of Securities at the close of business on the [        ] or [         ] next
preceding the Interest Payment Date, even if such Securities are cancelled after such record date and on or before such Interest Payment Date. Interest may, at the option of the Company, be paid either (i) by check mailed to the address of the person entitled thereto as it appears in the Note register or (ii) by transfer to an account maintained by such person located in the United States; PROVIDED, HOWEVER, that payments to DTC will be made by wire transfer of immediately available funds to the account of DTC or its nominee.

          3. PAYING AGENT AND REGISTRAR. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any its Subsidiaries may act in any such capacity.

          4.   INDENTURE.  The Company issued the Securities under an Indenture
dated as of           , 1997 (the "Indenture") between the Company and the
Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Securities are general unsecured obligations of the Company limited to $110,000,000 million (or $126,500,000 if the over-allotment option set forth in the Underwriting Agreement dated ___________________, 1997 (as amended from time to time by the parties thereto) by and between the Company and the Representatives (as defined therein) is exercised in full) in aggregate principal amount, plus premium, if any, plus amounts, if any, sufficient to pay interest on outstanding Securities as set forth in Paragraph 2 hereof.

          5.   REDEMPTION.

          The Company may not redeem the Securities prior to        , 2000.
Thereafter, the Company may redeem all or any of the Securities on at least 30 days' notice, in whole or in part at any time, at the Redemption Price (expressed as a percentage of the principal amount thereof) set forth below, in each case together with accrued interest to and including the Redemption Date, as set forth in Section 3.7 of the Indenture; PROVIDED, that on or after _____, 2000 and prior to ______, 2002, the Securities will not be redeemable pursuant to Section 3.7 unless the Closing Price of the Common Stock for twenty Trading Days within a period of thirty consecutive Trading Days ending within five Trading Days prior to the mailing of the notice of redemption under Section 3.3 shall have exceeded $____ per share (subject to adjustment upon the occurrence of certain events set forth in Section 11.5 of the Indenture).

          If redeemed during the period beginning        , 2000, and ending
  , 2001, a redemption price of            %, and if redeemed during the
12-month period beginning        :

     YEAR                                    REDEMPTION PRICE

     2001                                              %
     2002                                              %
     2003                                              %
     2004                                              %
     2005                                              %
     2006                                              %

and 100% at            , 2007; PROVIDED that any semi-annual payment of interest
becoming due on the date fixed for redemption shall be payable to the holders of record on the relevant record date of the Securities being redeemed. Notwithstanding the foregoing, the Company may not redeem any Securities unless all accrued and unpaid interest has been paid on all outstanding Securities for all interest periods terminating on or prior to the last interest payment date before the date of redemption.

          Such redemption will comply with Article Three of the Indenture.

          6. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Securities are to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on Securities or portions thereof called for redemption.

          7. SINKING FUND. The Notes are not subject to redemption through the operation of any sinking fund.

          8. REDEMPTION AT OPTION OF HOLDERS. If there shall occur a Change in Control, then each Noteholder shall have the right, at such Holder's option in accordance with the provisions of the Indenture, to require the Company to repurchase all of such Holder's Notes, or any portion thereof that is an integral multiple of $1,000 principal amount at maturity, for cash at a Repurchase Price equal to 100% of the principal amount thereof plus interest accrued to the Repurchase Date. At the option of the Company, the Repurchase Price may be paid in cash or, except as otherwise provided in the Indenture, by delivery of Common Stock having a fair market value equal to the Repurchase Price; PROVIDED, that payment may not be made in Common Stock unless at the time of payment such stock is listed on a national securities exchange or quoted on the NASDAQ National Market. For purposes of this paragraph, the fair market value of shares of Common Stock shall be determined by the Company and shall be equal to 95% of the average of the Closing Price of the Common Stock for the five consecutive Trading Days ending on and including the third Trading Day immediately preceding the Repurchase Date. Whenever in this Note there is a reference, in any context, to the principal of any Note as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Note to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Note shall not be construed as excluding the Repurchase Price in those provisions of this Note when such express mention is not made. For a Note to be so repaid at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, such Note with the form entitled "Option to Elect Repayment Upon a Change in Control" on the reverse hereof duly completed, together with such Notes duly endorsed for transfer, on or before the 30th day after the date of such notice (or if such 30th day is not a Business Day, the immediately preceding Business Day).

          9. RIGHT TO CONVERT. Subject to the provisions of the Indenture, the holder hereof has the right, at its option, at any time after 90 days following the latest date of original issuance of the Notes and prior to the close of business on the first Business Day prior to __________, 2007, or, as to all or any portion hereof called for redemption, prior to the close of business on the Business Day immediately preceding the date fixed for redemption (unless the Company shall default in payment due upon redemption thereof), to convert the principal hereof or any portion of such principal which is $1,000 principal amount at maturity or an integral multiple thereof, into that number of fully paid and nonassessable shares of Company's Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount at maturity of this Note or portion thereof to be converted by $1,000 and multiplying the result so obtained by _____ (the "Conversion Rate") or such Conversion Rate as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a conversion notice as provided in the Indenture, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. No adjustment in respect of interest or dividends will be made upon any conversion; PROVIDED, HOWEVER, that if this Note shall be surrendered for conversion during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the interest payment date, this Note (unless it or the portion being converted shall have been called for redemption during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the interest payment date) must be accompanied by an amount, in New York Clearing House funds or other funds acceptable to the Company, equal to the interest payable on such interest payment date on the principal amount at maturity being converted. No fractional shares will be issued upon any conversion, but an adjustment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

          10. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except the unredeemed portion of any Security being redeemed in part. Also, it need not exchange or register the transfer of any Securities surrendered for conversion or for a period of 15 days before a selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          11. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated a its owner for all purposes.

          12. AMENDMENTS SUPPLEMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for Securities). Without the consent of any Holder the Company and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency (provided that such action shall not adversely affect the interests of the Holders in any respect); to add to the covenants of the Company for the benefit of Holders or to surrender any right or power herein conferred upon the Company or to make any other change that does not adversely affect the rights of any Holder; to provide collateral for the Securities; to make provision with respect to the conversion rights of the Holders of the Securities pursuant to the requirements of

Section 11.6; to evidence the succession of another person to the Company; to provide for uncertificated Securities; and to effect or maintain the qualification of the Indenture under the TIA.

          Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Securities held by a non-consenting holder)(i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount at maturity, Issue Price, Redemption Price, Redemption Price or interest, change the obligation of the Company to repurchase any Note upon the happening of a Change in Control in a manner adverse to holders of Notes, impair the right of any Noteholder to institute suit for the payment thereof, make the principal amount at maturity thereof, or Redemption Price, Repurchase Price or interest thereon, payable in any coin or currency other than that provided in the Notes, or impair the right of a Holder to convert the Notes into Common Stock subject to the terms set forth in the Indenture, or modify the provisions of this Indenture with respect to the subordination of the Notes in a manner adverse to the Noteholders in any material respect, without the consent of the holder of each Note so affected, or
(ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding.

          The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture or this Security (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of the Indenture.

          13. DEFAULTS AND REMEDIES. Events of Default include: default in payment of Interest on any Security for 30 days; default in payment of principal of or premium on the Securities at maturity, or upon acceleration, redemption or otherwise; failure by the Company for 30 days after written notice to it from the Trustee or Holders of at least 30% (25% in the case of an Event of Default with respect to the payment of principal of or interest on the Notes) in principal amount of the then outstanding Securities to comply with any of its other agreements in the Indenture or the Securities; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% (25% in the case of an Event of Default with respect to the payment of principal of or interest on the Notes) in aggregate principal amount of the then outstanding Securities may declare all the Securities to be immediately due and payable for an amount equal to 100% of the principal amount of the Securities plus premium, if any, and accrued interest to the date of payment, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable immediately without further action or notice and except that if any Senior Indebtedness is outstanding pursuant to the Credit Agreement, upon a declaration of acceleration, such principal, premium, if any, and interest shall be due and payable upon the earlier of (x) the day that is five business days after the provision to the Company and the Credit Agent of such written notice, unless such Event of Default is cured or waived prior to such date and (y) the date of acceleration of any Senior Indebtedness under the Credit Agreement. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or an Event of Default in payment of principal premium, if any, or interest) if and so long as a committee of its Trust Officers determines in good faith that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

          14. COVENANTS. The Indenture contains certain limited covenants of the Company including certain limitations on the ability of the Company to incur other Subordinated Indebtedness.

          15. TRUSTEE DEALINGS WITH COMPANY. Subject to applicable provisions under the TIA, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Compa ny or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

          16. NO RECOURSE AGAINST OTHERS. No past, present or future director officer, employee, incorporator or stockholder of the Company or any successor corporation, as such, shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by Accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

          17. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          18. ABBREVIATIONS. Customary Abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          19. SUBORDINATION. The Securities are subordinated to Senior Indebtedness (as defined in the Indenture), which includes (i) the Senior Bank Debt, (ii) all obligations of the Company under the GECC Lease and (iii) any other Indebtedness permitted to be incurred pursuant to the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities. Notwithstanding anything to the contrary in the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of the Company, (ii) Indebtedness that is represented by Redeemable Stock, (iii) any liability for federal, state, or local taxes owed or owing by the Company, (iv) Indebtedness of the Company to any Subsidiary or any Affiliate of the Company,
(v) trade payables, and (vi) Indebtedness that is incurred in violation of the Indenture (other than Senior Bank Debt). To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Holder by accepting a Security consents and agrees, to the subordination provided in the Indenture and authorizes the Trustee to give it effect.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

          WORLD COLOR PRESS, INC.
          The Mill
          340 Pemberwick Road
          Greenwich, Connecticut  06831
          Attention:  General Counsel

                                  CONVERSION NOTICE

To:       WORLD COLOR PRESS, INC.

          The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is $1,000 principal amount at maturity or an integral multiple thereof) below designated, into shares of Common Stock of World Color Press, Inc. in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will check the appropriate box below and pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.


Dated:                   *Sign exactly as name appears on the other side of the
                         Note:

                         ____________________________

                         ____________________________
                         Signature(s)

                         ____________________________
                         Signature Guarantee

Fill in for registration of
shares of Common Stock if to
be issued, and Notes if to be
delivered, other than to and
in the name of the registered holder:

________________________________
(Name)

________________________________
(Street Address)

________________________________
(City, State and Zip Code)

Please print name and address



                              Principal amount at maturity to be converted (if less than all): $__________

                              _________________________
                              Social Security or Other Taxpayer Identification Number

                                   ASSIGNMENT FORM


          To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to


_________________________________________________________
                    (Insert assignee's soc. sec. or tax I.D. no.)

_________________________________________________________
_________________________________________________________
_________________________________________________________
_________________________________________________________
                (Print or type assignee's name, address and zip code)

and irrevocably appoint _________________________________ to transfer this Security on the books of the Company. The agent may substitute another to act for him.

------------------------------------------------------------------------------

Date: _______________


                                        Your Signature:_________________
                                        (Sign exactly as your name appears on
                                        the face of this Security)


Signature Guarantee.

                              OPTION TO ELECT REPAYMENT
                               UPON A CHANGE IN CONTROL




TO:     WORLD COLOR PRESS, INC.

        The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from WORLD COLOR PRESS, INC. (the "Company") as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 principal amount at maturity or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the redemption price, together with accrued interest to, but excluding, such date, to the registered holder hereof.


Dated:_______________


____________________________________

____________________________________
                                   Signature(s)

                                   NOTICE:  The above signatures of the
                                   holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

                                   Principal amount at maturity to be converted
                                   (if less than all):

                                   _____________

                                   _________________________________
                                   Social Security or Other Taxpayer
                                   Identification Number